Exhibit 3.32

OPERATING AGREEMENT

OF

SHEA HOMES VANTIS, LLC

This Operating Agreement (this “Agreement”) of SHEA HOMES VANTIS, LLC, a California limited liability company (the “Company”), is entered into effective as of May 6, 2011, by J.F. Shea Co., Inc. a Nevada corporation (the “Member”), as sole member of the Company.

R E C I T A L S

WHEREAS, the Member caused the Company to be formed pursuant to the provisions of the Beverly-Killea Limited Liability Company Act as set forth in Title 2.5 (commencing with Section 17000) of the Corporations Code of the State of California (the “Act”); and

WHEREAS, the Member, as sole member of the Company, desires to enter into this Agreement to define formally the terms of such limited liability company and the Member’s rights and obligations with respect thereto.

A G R E E M E N T

NOW, THEREFORE, the Member, as sole member of the Company, hereby agrees as follows:

Section 1 FORMATION

1.1 Name. The name of the Company is SHEA HOMES VANTIS, LLC.

1.2 Purpose. The purpose of the Company is to engage in any lawful act or activity for which a limited liability company may be organized under the Act.

1.3 Office and Registered Agent. The Company shall continuously maintain an office and registered agent in the State of California as required by section 17057 of the Act. The address of the office of the Company in California is 655 Brea Canyon Road, Walnut, California 91789. The registered agent for service of process of the Company is Paul E. Mosley, c/o J.F. Shea Co., Inc., 655 Brea Canyon Road, Walnut, California 91789.

1.4 Member. The name and the address of the Member is J.F. Shea Co., Inc., 655 Brea Canyon Road, Walnut, California 91789.

1.5 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

Certificate. The Articles of Organization of the Company, as originally filed and as amended or restated from time to time in accordance with this Agreement and the Act.

Company. SHEA HOMES VANTIS, LLC, a California limited liability company.

Distributable Cash. Cash from operations of the Company, interest on Company cash, notes receivable and other short term investments, net cash proceeds from a sale, refinancing, or condemnation of Company assets, including casualty insurance proceeds not used to rebuild or replace such assets, less cash expenditures and reasonable working capital reserves.

Fiscal Year. The taxable year of the Company, as determined under Section 706 of the Internal Revenue Code.

Member. J.F. SHEA CO., INC. a Nevada corporation.

Person. An individual, partnership, limited partnership, trust, estate, association, corporation, limited liability company, or other entity, whether domestic or foreign.

Section 2 CAPITALIZATION OF THE COMPANY

The Member shall have no obligation to contribute additional capital to the Company. The Member may elect to contribute cash or property to the Company. If the Company does not have sufficient funds from capital contributions to pay its obligations, the Member may advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section may constitute a loan from the Member to the Company and may bear interest at a rate determined by the Member.

Section 3 DISTRIBUTIONS AND ALLOCATIONS

3.1 Distributions. The Company may distribute Distributable Cash to the Member in such amounts and at such times as the Member may determine in its discretion; provided, however, no distribution shall be made by the Company if the distribution is prohibited by Section 17254 of the Act. If the Member receives a distribution from the Company which is determined to have been prohibited by Section 17254 of the Act, the Member shall, within thirty (30) days following notice, return such distribution to the Company.

3.2 Income, loss, etc. All items of income, gain, loss, deduction and credit of the Company shall be attributed to the Member.

Section 4 MANAGEMENT

4.1 Management by Member. The business and affairs of the Company shall be managed by the Member. Manager shall have full and complete authority, power, and discretion to manage and control all aspects of the business, affairs, and properties of the Company.

4.2 Officers. Manager may, from time to time, appoint one or more individuals to be officers of the Company. Any officers so appointed shall have such authority and perform such duties as Manager may, from time to time, delegate to them. Unless Manager decides otherwise, if the title of an officer is one commonly used for an officer of a business corporation formed under the California Corporation Code, the use of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office. Any number of offices may be held by the same individual.

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Section 5 INTERESTS OF MEMBERS

5.1 Limited Liability. Subject to the provisions of Section 17101 of the Act, the Member shall have no personal liability for the expenses, liabilities or obligations of the Company. Subject to the provisions of Section 17250 of the Act, the Member shall not be required to return any distribution made to it.

5.2 Dissolved Member. If the Member is dissolved or terminated, the powers of the Member may be exercised by its legal representative or successor. Upon the dissolution of the Member, the Company shall not dissolve but shall continue in existence.

Section 6 NO MEETINGS OF MEMBERS

The Company shall not be required to hold Member meetings.

Section 7 ACCOUNTING MATTERS

7.1 Maintenance of Records. The Company shall keep books and records of accounts. The books and records shall be maintained on a basis determined by the Manager.

7.2 Tax Matters. For federal income tax purposes, the Company shall be disregarded as an entity separate from the Member pursuant to Treasury Regulations Section 301.7701- 3(b)(1)(ii). Subject to the preceding sentence, the Manager shall cause to be prepared and filed all necessary tax returns for the Company.

Section 8 DISSOLUTION AND LIQUIDATION

8.1 Events of Dissolution. Except as otherwise provided in this Agreement, the Company shall be dissolved and its affairs shall be wound up upon the happening of the first to occur of the following:

(a) Upon the election of the Member to dissolve the Company.

(b) Upon the sale or other disposition of all or substantially all of the assets and properties of the Company and distribution to the Member of the proceeds of the sale or other disposition.

8.2 Effect of Dissolution. Upon any dissolution of the Company under this Agreement or the Act, except as otherwise provided in this Agreement, the continuing operation of the Company’s business shall be confined to those activities reasonably necessary to wind up the Company’s affairs, discharge its obligations, and liquidate its assets and properties in a businesslike manner.

8.3 Liquidation and Termination.

(a) If the Company is dissolved, then an accounting of the Company’s assets, liabilities and operations through the last day of the month in which the dissolution occurs shall be made, and the affairs of the Company shall thereafter be promptly wound up and terminated. The Member will liquidate the assets of the Company as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, will be applied and distributed in the following order:

(1) To the payment and discharge of all of the Company’s debts and liabilities to creditors (including the Member) in the order of priority as provided by law, other than liabilities for distributions to the Member; and

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(2) The balance, if any, to the Member.

(b) After all of the assets of the Company have been distributed, the Company shall terminate.

(c) Notwithstanding anything to the contrary in this Agreement, upon liquidation of the Company, if the Member has a deficit or negative balance in the Member’s capital account (after giving effect to all contributions, distributions, allocations, and other capital account adjustments for all taxable years, including the year during which such liquidation occurs), the Member shall have no obligation to make any capital contribution to the Company, and the negative balance of the Member’s capital account shall not be considered a debt owed by the Member to the Company or to any other Person for any purpose whatsoever.

8.4 Certificate of Cancellation. Upon the completion of the winding up of the affairs of the Company, the Member shall prepare, execute and deliver to the California Secretary of State a certificate of cancellation in accordance with Section 17350 of the Act.

Section 9 GENERAL PROVISIONS

9.1 Governing Law. This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the internal laws of the State of California without regard to choice of law or conflicts of law provisions.

9.2 Binding Effect. This Agreement will be binding upon and inure to the benefit of the Member, and its distributees, successors and assigns.

9.3 Headings. All headings are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

9.4 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this Agreement, the provision will be fully severable; this Agreement will be construed and enforced as if the illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of the illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

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9.5 No Third Party Beneficiary. This Agreement is made solely and specifically for the benefit of the Member, and its successors and assigns, and no other Person will have any rights, interest or claims or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

9.6 Amendments. Any amendment to this Agreement shall be in writing, dated and signed by the Member. If any conflict arises between the provisions of the amendment, or amendments, and the terms hereof, the most recent provisions shall govern and control.

9.7 Exhibits. The following Exhibits attached to this Agreement shall be deemed to be a part of this Agreement and are fully incorporated herein by this reference:

Exhibit A             Articles of Organization

9.8 Counterparts. This Agreement may be executed in multiple identical counterparts, each of which shall be deemed an original, and counterpart signature pages may be detached and assembled to form a single original document. This Agreement may be executed and delivered by the exchange of electronic facsimile copies or counterparts of the signature page, which shall be considered the equivalent of ink signature pages for all purposes.

[SIGNATURES ON FOLLOWING PAGE]

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The Member has executed this Agreement as of the date and year first above written.

J.F. SHEA CO., INC.,
a Nevada corporation

By:

Name:	Ronald L. Lakey

Title:	Vice President

By:

Name:	Robert R. O’Dell

Title:	Treasurer

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LIMITED LIABILITY COMPANY AGREEMENT

OF SHEA HOMES VANTIS, LLC

EXHIBIT A

Articles of Organization

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RIDER TO

OPERATING AGREEMENT OF

SHEA HOMES VANTIS, LLC

See attached.

AMENDMENT TO OPERATING AGREEMENT OF SHEA HOMES VANTIS,

LLC

THIS AMENDMENT TO OPERATING AGREEMENT OF SHEA HOMES VANTIS, LLC (this “Amendment”) is entered into as of May 9, 2011, by and between J.F. SHEA CO., INC., a Nevada corporation (“JFSC”), and SHEA HOMES, INC., a Delaware corporation (“SHI”), with reference to the following facts:

R E C I T A L S

A. JFSC was the sole member of Shea Homes Vantis, LLC, a California limited liability company (the “Company”).

B. Pursuant to the certain Agreement Regarding Purchase and Sale of Membership Interest and Beneficial Interest in Residential Units of even date herewith (the “Purchase and Sale Agreement”) between JFSC, SHI and Shea Homes Vantis, Inc., JFSC sold the entire Interest (as defined below) in the Company to SHI in exchange for a reduction in the principal amount outstanding under the Loan (as defined in the Purchase and Sale Agreement) previously made by SHI, as lender, to JFSC, as borrower.

C. JFSC and SHI desire to amend the Operating Agreement of the Company dated as of May 6, 2011 (as amended from time to time, the “Operating Agreement”) to further memorialize the sale and assignment of the Interest pursuant to the Purchase and Sale Agreement, to recognize SHI as the sole Member of the Company and to make certain other changes to the Operating Agreement. Unless otherwise noted, capitalized terms used in this Amendment shall have the meanings given to them in the Operating Agreement. Any references in the Operating Agreement to this “Agreement” shall mean and refer to the Operating Agreement as amended by this Amendment.

A G R E E M E N T

NOW, THEREFORE, taking the foregoing Recitals into account, and in consideration of the mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Original Members, JFSC and SHI do hereby amend the Operating Agreement in the following particulars only:

1. SHI. SHI is hereby admitted to the Company as the sole Member and agrees to be bound by the terms of the Operating Agreement.

2. Certificate of Limited Liability Interests. The following is hereby added to the Operating Agreement as a new Section 10:

SECTION 10

RIGHTS OF SECURED PARTY

Section 10.1 Rights and Remedies Under Security Documents.

Notwithstanding anything to the contrary contained in this Agreement, if any of the interests in the Company (the “Interests”) have been pledged or are subject to the granting of a security interest or other encumbrance therein (a “Pledge”) by the holder thereof (the beneficiary of a Pledge being referred to herein as a “Secured Party”), (a) all rights and remedies of such Secured Party (including but not limited to voting rights) with respect to the Interests contained in any document, agreement or instrument giving effect to or governing such Pledge and the rights and remedies associated therewith (a “Security Document”) shall be given effect by the Company and the Members, (b) the Company and the Members shall take all such action and shall execute and deliver all such agreements, documents or instruments as may be required by the terms and conditions of the Security Document and (c) if the Secured Party becomes the holder of such Interests, then, at such time, the Secured Party shall have all of the rights associated with such Interests under this Agreement and applicable law.

Section 10.2 Transfer Restrictions Inapplicable.

Notwithstanding anything to the contrary contained in this Agreement, all restrictions on transfer and assignability of any Interests shall be inapplicable, and of no force and effect, as to any transfer of any Interest to a Secured Party in connection with any exercise of rights or remedies by the Secured Party in accordance with the Security Document or as may be permitted by applicable law. Contemporaneously with any transfer of any Member’s Interests to the Secured Party, the transferor Member shall cease to be a member of the Company.

Section 10.3 Certificates.

All of the Interests shall be evidenced by a certificate showing the name of the Member and the percentage of Interests held by that Member. Each Interest certificate shall be signed by an officer of the Company or of its manager or managing member, as the case may be, and such certificates may be signed in counterparts.

Section 10.3 UCC Security.

Each of the Interest certificates representing the Members’ interest in the Company shall constitute a “security” within the meaning of (A) Article 8 of the Uniform Commercial Code (including Section 8-102(a) thereof) as in effect from time to time in the state of organization of the Company and (B) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Each Member hereby agrees that its interest in the Company and in its Interests for all purposes shall be personal property. The Members have no interest in specific Company property.

Section 10.4 Amendment Prior to Termination Date.

At all times prior to the termination of any Pledge of the Interests in accordance with the Security Document (the date of such termination, the “Termination Date”), neither the Members nor the Executive Committee will, without the prior written consent of the Secured Party, (A) amend this Agreement to provide that any Interests (i) shall not be evidenced by a certificate or (ii) shall not be securities governed by Article 8 of the Uniform Commercial Code or (B) otherwise “opt out” of Article 8 of the Uniform Commercial Code.

Section 10.5 Successors and Assigns.

The provisions of this Section 10 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and any future Members or Executive Committee members and their respective successors and assigns.

Section 10.6 No Adverse Amendment.

At all times prior the Termination Date, none of the provisions of this Section 10 or any other provision of this Agreement may be amended in any way which alters, limits, restricts or adversely affects a Secured Party’s ability to exercise its rights with respect to the Interests, without the prior written consent of such Secured Party.”

3. Miscellaneous.

a. Amendment Controlling. In the event of any inconsistency between the terms of this Amendment and the terms of the Operating Agreement, the terms of this Amendment shall control. Except to the extent expressly amended pursuant to this Amendment, the terms and provisions of the Operating Agreement shall remain in full force and effect without modification.

b. Counterparts; Email; Facsimile. This Amendment may be (i) executed in any number of counterparts, each of which shall be an original and all of which shall together constitute one and the same document and (ii) executed and delivered by the exchange of electronic mail or facsimile copies of the signed counterparts, which email or facsimile counterparts shall be binding upon the parties.

c. Authorization. Each party hereto represents and warrants to the other party hereto that each person executing this Amendment on its behalf is duly authorized to do so.

d. Entire Agreement. This Amendment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to the matters contained in this Amendment. All prior and contemporaneous understandings, representations or agreements among the parties with respect to this subject matter, verbal or written, are merged into this Amendment.

e. Recitals. The Recitals above are incorporated into this Amendment and the Operating Agreement by reference and are hereby verified by JFSC and SHI.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date and year first above written.

JFSC:	J.F. SHEA CO., INC.,
a Nevada corporation

	By:	/s/ James G. Shontere
	Name:	James G. Shontere
	Title:	Secretary

	By:	/s/ Robert R. O’Dell
	Name:	Robert R. O’Dell
	Title:	Treasurer

SHI:	SHEA HOMES, INC.,
a Delaware corporation

	By:	/s/ James G. Shontere
	Name:	James G. Shontere
	Title:	Secretary

	By:	/s/ Robert R. O’Dell
	Name:	Robert R. O’Dell
	Title:	Treasurer

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